Exhibit 10.3

MVC CAPITAL, INC.

AMENDMENT TO THE CUSTODY AGREEMENT

THIS AMENDMENT dated as of March 30, 2012, to the Custody Agreement, dated as of November 1, 2002, as amended February 10, 2006, May 1, 2006, June 14, 2006 and April 6, 2009 (the “Agreement”), is entered into by and between MVC Capital, Inc., a Delaware corporation (the “Corporation”) and U.S. Bank, N.A., a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the Corporation and the Custodian desire to amend the length of the Agreement; and

WHEREAS, Article XIV, Section 14.4 of the Agreement allows for an amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Section 10.1, effective period of the Agreement, is hereby superseded and replaced with the following Section 10.1:

10.1 Effective Period. This Agreement shall be effective as of March 1, 2012 and shall continue in full force and effect for three (3) years until terminated as hereinafter provided.

Exhibit C, the fee schedule of the Agreement, is hereby superseded and replaced with the Amended Exhibit C fee schedule attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MVC CAPITAL, INC.	U.S. BANK, N.A.

By:	By:

Printed Name:	Printed Name: Michael R. McVoy

Title:	Title: Senior Vice President

3/2012

Amended Exhibit C

to the

Custody Agreement

MVC Capital, Inc. CLOSED-END REGISTERED PRODUCT CUSTODY FEE SCHEDULE effective 3/1/12 through 3/1/15

Custody Services (per fund):

1.00 basis point on the first $200 million

.50 basis point on the balance of fund assets

Minimum annual fee per fund—$6,000

Portfolio Transaction Fees

$ 7.00 per US Bank repurchase agreement transaction

$ 9.00 per book entry security (depository or Federal Reserve system) and non-US Bank repurchase agreement

$25.00 per portfolio transaction processed through our New York custodian definitive security (physical)

$ 8.00 per principal paydown

$15.00 per option/future contract written, exercised or expired

$50.00 per Cedel/Euroclear transaction

$15.00 per mutual fund trade

$15.00 per Fed Wire

$10.00 per margin variation Fed wire

$ 6.00 per short sale

$150.00 per segregated account per year

•    A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

•    No charge for the initial conversion free receipt.

•    Overdrafts – charged to the account at prime interest rate plus 2.

All services plus out-of-pocket expenses, including, but not limited to:

•    Postage, Stationery

•    Programming, Special Reports

•    Proxies, Insurance

•    EDGAR filing

•    Retention of records

•    Federal and state regulatory filing fees

•    Certain insurance premiums

•    Expenses from board of directors meetings

•    Auditing and legal expenses

•    Blue Sky conversion expenses (if necessary)

•    All other out-of-pocket expenses

3/2012

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